UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 20, 2016

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A,

West Henrietta NY 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2016, Paul Boris was appointed to the board of directors of Vuzix Corporation (the “Company”). Mr. Boris will also serve on the nominating and compensation committees of the Company’s board of directors. Mr. Boris had previously been appointed to the board of directors on June 1, 2016 and his initial term expired at the shareholder meeting (see Item 5.07 below).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2016, the Company held its annual meeting of stockholders. At the annual meeting, Paul J. Travers, Grant Russell, Edward Kay, Alexander Ruckdaeschel and Michael Scott were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, stockholders ratified the board of directors’ appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2016, and stockholders approved, on an advisory basis, the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers. The final voting results on these matters were as follows:

1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	10,209,389	42,041	5,807,729
Grant Russell	10,209,231	42,199	5,807,729
Edward Kay	10,208,789	42,641	5,807,729
Alexander Ruckdaeschel	10,073,822	177,608	5,807,729
Michael Scott	10,081,257	170,173	5,807,729

2.  Ratification of appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Votes Abstained
15,118,761	907,870	32,528

3. Approval, on an advisory basis, of the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,107,924	125,971	17,535	5,807,729

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer